Exhibit 99.1

RE: Hardinge, Inc.
One Hardinge Drive
Elmira, NY 14902
(Nasdaq: HDNG)

AT THE COMPANY:	AT FRB | WEBER SHANDWICK:
Richard L. Simons	John McNamara

Exec VP & CFO

General Inquiries
(607) 378-4202	(212) 445-8435

FOR IMMEDIATE RELEASE

Thursday, May 6, 2004

HARDINGE INC. ANNOUNCES DIVIDEND

ELMIRA, N.Y., May 6, 2004 – Hardinge Inc. (Nasdaq: HDNG), a leading producer of advanced material-cutting solutions, announced that its Board of Directors has declared a cash dividend of $0.01 per share on the Company’s common stock. This dividend is payable on June 10, 2004 to stockholders of record as of May 28, 2004.

The Board of Directors also determined to re-institute the Company’s policy of paying dividends on a quarterly basis, as compared to its present semi-annual dividend policy, with the amount of its third-quarter dividend to be determined at its next regularly scheduled meeting with a September 10, 2004 payment date.

Hardinge Inc., founded more than 100 years ago, is an international leader in providing the latest industrial technology to companies requiring material-cutting solutions.  The Company designs and manufactures computer-numerically controlled metal-cutting lathes, machining centers, grinding machines and other industrial products.  The Company’s common stock trades on Nasdaq under the symbol “HDNG.”  For more information, please visit the Company’s website at www.hardinge.com.

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